UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    Nov [30], 2011

China CGame, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Research Building, No.801 Wuzhong Road, Changzhou Science and Education Industrial Park Wujin District, Changzhou, Jiangsu, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-519-86339908

China Architectural Engineering, Inc.
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2011, China CGame, Inc. (the “Company”) received a letter from The NASDAQ Stock Market (“NASDAQ”) indicating that the Company’s MVPHS for the last 30 consecutive business days no longer meets the requirement that listed securities need to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $5,000,000.

The notification of non-compliance has no immediate effect on the listing or trading of the Company’s common stock on The NASDAQ Global Market. The Listing Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance.

If the Company does not regain compliance, NASDAQ will provide written notification to the Company that its common stock is subject to delisting.  At such time, the Company may be eligible for an additional grace period to meet the Minimum Bid Price Requirement if the Company meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market and if the Company submits an application to transfer its securities to The Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Nov 30, 2011	CHINA CGAME, INC.

	By:	/s/ Zhixin (Steven) Xing
	Name:	Zhixin (Steven) Xing
	Title:	Chief Executive Officer